Exhibit 99.5

RETIREMENT AGREEMENT

This Retirement Agreement (this “Agreement”) is between DAVID L. SCHLOTTERBECK (the “Executive”) and CAREFUSION CORPORATION, a Delaware corporation (the “Company”).

WHEREAS, the Executive presently serves as the Chief Executive Officer and Chairman of the Board of Directors (the “Board”) of the Company; and

WHEREAS, the parties have entered into, among other agreements, the Employment Agreement, effective August 31, 2009 (the “Employment Agreement”); the Retention Award and Nonqualified Stock Option Agreement, dated September 15, 2009, and the Retention Award and Restricted Stock Units Agreement, dated September 15, 2009 (together, the “Retention Equity Awards”); the Retention Agreement, originally entered into with ALARIS Medical Systems, Inc. on August 31, 2004, and assumed by the Company, and as amended most recently on November 26, 2007 (the “ALARIS Retention Agreement”); and other equity awards granted under the CareFusion Corporation 2009 Long-Term Incentive Plan (the “Other Equity Awards”); and

WHEREAS, the Executive has indicated that he intends to retire and the parties desire to set forth certain terms and conditions of the Executive’s retirement; and

WHEREAS, in consideration of the Executive’s agreement to assist the Company in an orderly and timely announcement of his retirement and defer the effective date of his retirement until February 28, 2011 (the “Retirement Date”) in order to allow the Company to identify and retain a successor and effect an orderly transition, the Company has agreed to the terms and conditions of this Agreement.

CONSEQUENTLY, in consideration of the mutual covenants contained here, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Executive’s Retirement. The Executive hereby retires and resigns as an employee and officer of the Company, Chairman of the Board, and any other position with the Company, effective as of the Retirement Date. The Executive’s termination of employment on the Retirement Date shall constitute a voluntary resignation by the Executive under Section 5(d) of the Employment Agreement. Executive is eligible for retirement under the Company’s Long-Term-Term Incentive Plan as it applies to his Other Equity Awards.

2. Consideration.

(a) Accrued Obligations. The Company agrees to pay Executive the Accrued Obligations as defined in, and pursuant to the applicable terms and conditions, of Section 5(a)(i)(A) of the Employment Agreement.

(b) ALARIS Retention Agreement. The Company agrees to pay Executive (i) the deferred Retention Bonus in accordance with the applicable terms and conditions speci-

fied in Section 1 of the ALARIS Retention Agreement and (ii) the severance required by Section 1 of the ALARIS Retention Agreement (equal to one year of Executive’s current base salary).

(c) Management Incentive Plan Final Bonus. The Company agrees to pay Executive the pro-rata Final Bonus required by Section 6.1 of the CareFusion Corporation Management Incentive Plan, as amended and restated effective as of July 1, 2010 (pro-rata annual bonus based on the whole number of days Executive has served through the Retirement Date).

(d) Benefits. The Company shall pay the premiums for COBRA continuation coverage for the Executive and his eligible dependents, if elected by the Executive pursuant to the policies and procedures of the Company, through the earliest of (a) the Executive’s eligibility for coverage under a health insurance plan of another employer; (b) Executive’s entitlement to Medicare; or (c) eighteen (18) months following the Retirement Date.

(e) Retention Equity Awards. Notwithstanding anything to the contrary in the vesting and exercisability provisions of the Retention Equity Awards, if the Executive terminates employment due to retirement on the Retirement Date and complies in full with the terms of this Agreement and the requirements of the Employment Agreement (including but not limited to the covenants in Section 7 of the Employment Agreement as amended pursuant Section 4 of this Agreement), all Retention Equity Awards shall become fully vested as of the Retirement Date, and shall become exercisable in the case of stock options, or paid in the case of restricted stock units, in substantially equal amounts on August 31st in each of 2012, 2013 and 2014 as specified in Sections 3(b)(iii)(C)(1), (2), and (3) of the Employment Agreement, and all Retention Equity Awards that are stock options shall remain exercisable until the “Grant Expiration Date” specified in the Retention Equity Award.

3. Terms of Other Equity Awards. Nothing in this Agreement shall be deemed to modify, alter or waive any of the terms, conditions, limitations, restrictions or forfeiture provisions of any Other Equity Awards or the applicable award agreements or plans documents with respect thereto. Subject to the foregoing, the parties agree that each of the Executive’s outstanding Other Equity Awards that is a stock option shall, to the extent vested, remain exercisable for the entire remaining term and that each of the Executive’s outstanding restricted stock units shall be settled, to the extent vested, through the issuance of Company shares on each such award’s applicable settlement date.

4. Release of Claims. The parties agree that the receipt of the consideration specified in Section 2 of this Agreement is contingent on Executive’s execution of a release of claims in favor of the Company, in the form attached as Exhibit A to this Agreement.

5. Covenants.

(a) Non-Solicitation and Employment by Competitor. The parties agree that for purposes of Section 7(d) (Non-Solicitation of Business) and Section 7(e) (Employment by Competitor) of the Employment Agreement that: (1) the term “competitor” or “compete” shall be limited solely to an entity or enterprise that competes with the Company in the following lines of business: (i) medication and supply dispensing; (ii) acute care infusion delivery; (iii) acute and

2

home care ventilation; (iv) vascular and surgical skin preparation; (v) handheld surgical instruments; (vi) neurological diagnostics; and (vii) vetebroplasty and kyphoplasty; and (2) Executive may, with the advance written approval of the Board, serve as a member of the board of directors of another entity which could possibly be considered a competitor (as described in this Section 5(a) of this Agreement), and that such approved service would not constitute competition by the Executive or a violation by the Executive of any restriction on solicitation of Company business.

(b) No Disparagement. The parties agree that the second sentence in Section 7(f)(i) of the Employment Agreement shall be revised to read as follows: “The Executive and the Company further agree not to make negative statements to third parties relating to the Executive’s employment or any aspect of the businesses of CareFusion Group and not to make any statements to third parties about the circumstances of the termination of Executive’s employment, or about the CareFusion Group or its trustees, directors, officers, security holders, partners, agents or former or current employees and directors, except as may be required by law or deemed advisable on the opinion of counsel to protect either the Executive or the Company.”

6. Cooperation. During the period beginning on the date of this Agreement and ending on the Retirement Date, in addition to performing his regular duties, the Executive shall provide such assistance as shall be reasonably requested by the Board to identify a qualified successor and effect an orderly transition.

7. Other Agreements. Except as otherwise specified in this Agreement, the terms and conditions of the Employment Agreement including but not limited to the indemnification obligations contained in Section 3(c) thereof and Exhibit C (Indemnification Agreement) thereto, the Retention Equity Awards, the Retention Agreement, the Other Equity Awards, and any other agreement between the parties are hereby ratified and confirmed.

[Signatures follow.]

3

This Agreement is effective as of the latest date specified below and may be executed in counterparts or via facsimile, each being an original and all of which taken together are to be considered one instrument.

/s/ DAVID L. SCHLOTTERBECK		November 1, 2010
DAVID L. SCHLOTTERBECK		Date

CAREFUSION CORPORATION

BY:	/s/ J. MICHAEL LOSH	November 1, 2010
	J. MICHAEL LOSH	Date
Presiding Director

EXHIBIT A

EXECUTIVE RELEASE AGREEMENT

This EXECUTIVE RELEASE AGREEMENT by and between CareFusion Corporation (the “Company”) and David L. Schlotterbeck (the “Executive”) is dated as of ______________, the Retirement Date as defined in the Retirement Agreement (the “Release”).

Release

Executive hereby releases the Company and any of its predecessors, successors or assigns to all or any part of its businesses (“CareFusion”) by execution of this Release from any and all claims and causes of action that may exist, whether known or unknown, as of the date of Executive’s execution of this Release with the exception of any unemployment compensation claim Executive may have and any other claims that cannot be waived by law. Executive agrees that this Release applies to all officers, directors, employees and other representatives of CareFusion and its affiliates and any of its predecessors, successors or assigns to all or any part of its businesses including the Company, both individually and in their respective capacities (collectively with CareFusion, “the Releasees”). This Release relates to all causes of action to the extent permitted by law, including, but not limited to, claims under CareFusion’s policies or practices; federal and state fair employment practices or discrimination laws; laws pertaining to breach of employment contract or wrongful termination; age discrimination claims under the Age Discrimination and Employment Act, 29 U.S.C. Section 621 et seq., the Uniformed Services Employment and Reemployment Rights Act, 38 U.S.C. Section 4301 et seq.; the Worker Adjustment and Retraining Notification Act, 29 U.S.C. Section 2101 et seq. and any applicable state laws of similar intent.

In addition, Executive agrees that Executive will not initiate, bring, or prosecute any suit, action or grievance against any of the Releasees for any released claim in any federal, state, county or municipal court, or any arbitral forum, except as specifically stated below. Executive further agree that if Executive does so, Executive will be liable for the payment of all damages and costs, including attorneys’ fees, incurred by any of the Releasees in connection with Executive’s suit, action, or grievance. Executive also waives any right to any relief sought in connection with such claims, including any right to damages, attorneys’ fees, costs, and all other legal or equitable relief.

This Release and agreement not to sue does not prohibit Executive from pursuing a lawsuit, claim, or charge to challenge the validity or enforceability of this Release under the Age Discrimination in Employment Act (“ADEA”) or the Older Workers Benefit Protection Act (“OWBPA”), nor does it render Executive liable for damages or costs, including attorneys’ fees, incurred by the Releasees in connection with a lawsuit, claim, or charge to challenge the validity or enforceability of this Release under the ADEA or the OWBPA. This Release and agreement not to sue also does not prohibit the Executive from filing charges with government agencies or participating in any investigation resulting from such charges. However, under this Release, Executive agrees not to accept any monetary or personal relief or remedy, including but not limited

2

to back pay, front pay, or reinstatement, that may be awarded to Executive in connection with such charges. In addition, this general release is not intended to bar any claims for workers’ compensation benefits.

This Release does not apply to any claims arising after Executive’s execution of this Release or any claims relating to rights under the Employment Agreement by and between CareFusion Corporation, a Delaware corporation, and the Executive, dated as of August 31, 2009, as may be amended from time to time, or the Retirement Agreement.

Complete Release

Executive also expressly agrees that Executive has read, understands, and intends to waive any and all rights or benefits described in Section 1542 of the California Civil Code, which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

Thus, notwithstanding the provisions of Section 1542, and for the express purpose of implementing a full and complete release and discharge of CareFusion and any of its predecessors, successors or assigns to all or any part of its businesses, Executive expressly acknowledge that this Release is intended to include within its effect, without limitation, all claims Executive does not know or suspect to exist in Executive’s favor at the time of execution of this Release, and this Release contemplates the extinguishment of any such claim(s).

[Signatures follow.]

3

IN WITNESS WHEREOF, the Executive has hereunto set the Executive’s hand and the Company has caused this Release to be executed in its name on its behalf, all as of the day and year first above written.

DAVID L. SCHLOTTERBECK	Date

CAREFUSION CORPORATION

BY:
[Name]	Date
[Title]

4